Exhibit A to Deposit Agreement

No.

AMERICAN DEPOSITARY SHARES

(Each American Depositary

Share represents five (5)

Deposited Securities)

THE BANK OF NEW YORK MELLON

AMERICAN DEPOSITARY RECEIPTS

FOR ORDINARY SHARES OF

ROLLS-ROYCE GROUP plc

(INCORPORATED UNDER THE LAWS OF ENGLAND AND WALES)

The Bank of New York Mellon as depositary (hereinafter called the "Depositary"), hereby certifies that

                                              , or registered assigns IS THE OWNER OF

AMERICAN DEPOSITARY SHARES

representing deposited ordinary shares (herein called "Shares") of Rolls-Royce Group plc, incorporated under the laws of England (herein called the "Company").  At the date hereof, each American Depositary Share represents five (5) Shares deposited under the deposit agreement at the London, England office of The Bank of New York Mellon (herein called the "Custodian").  The Depositary's Corporate Trust Office is located at a different address than its principal executive office.  Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS

101 BARCLAY STREET, NEW YORK, N.Y.  10286

- # -

1.

THE DEPOSIT AGREEMENT.  This Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of May 15, 1990, as amended and restated as of ______________, 2009 (herein called the "Deposit Agreement"), by and among the Company, the Depositary, and all Owners and holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights of Owners and holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities").  Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  Capitalized terms used, but not defined herein, have the meaning ascribed to them in the Deposit Agreement.

2.

SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.  Upon surrender at the Corporate Trust Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Owner hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued.  Delivery of such Deposited Securities may be made by the delivery of certificates in the name of the Owner hereof or as ordered by him or by the delivery of certificates endorsed or accompanied by proper instruments of transfer.  Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof.

3.

TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.  The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the fees and expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose.  This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.  As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or co-registrar may require payment from the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, or for any other reason.  The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.    Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.  The Depositary will use reasonable efforts to comply with written instructions of the Company to not accept for deposit hereunder any Shares identified in such instructions at such time and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the Securities laws in the United States.

4.

LIABILITY OF OWNER FOR TAXES.  If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner hereof to the Depositary.  The Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner hereof any part or all of the Deposited Securities represented by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Owner hereof remaining liable for any deficiency.

5.

WARRANTIES OF DEPOSITORS.  Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, non-assessable, and free of any pre-emption rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do.  Every such person shall also be deemed to represent that the deposit of such Shares or sale of such Receipts by that person is not restricted under the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

6.

FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.  Any person presenting Shares for deposit or any Owner of a Receipt may be required from time to time to file such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may, but need not be the Foreign Registrar) of the Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may require by written request to the Depositary or the Custodian.  The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed to the Depositary's satisfaction and to the Company's satisfaction if the Company so requires.

7.

CHARGES OF DEPOSITARY.  The Company agrees to pay the reasonable fees and reasonable out-of-pocket expenses of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.  The Depositary shall present a reasonably detailed statement for such charges and expenses to the Company once every three (3) months.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a delivery of Receipts pursuant to Section 4.03 of the Deposit Agreement), or by Owners, as applicable:  (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the terms of the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04 of the Deposit Agreement and the surrender of Receipts pursuant to Section 2.05 or 6.02 of the Deposit Agreement, (6) a fee of $.02 or less per Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 of the Deposit Agreement, and (7) a fee for the distribution of securities pursuant to Section 4.02 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of Receipts referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners.

The Depositary may own and deal in any class of securities of the Company and its Affiliates and in Receipts.

8.

PRE-RELEASE OF RECEIPTS.  Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.03 of the Deposit Agreement, execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement ("Pre-Release").  The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts that have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipts have been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to  be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares not deposited but represented by Receipts outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application.  The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9.

RESTRICTIONS UPON OWNERSHIP.  (a)  Each Owner acknowledges and agrees that (i) so long as the Company's Memorandum and Articles of Association ("Articles of Association") limit the percentage of Foreign-held Shares (as defined therein) each Owner is bound by such limitation (the "Limitation"), (ii) Shares held by the Depositary hereunder are deemed to be Foreign-held Shares in accordance with the Articles of Association in effect on the date hereof, and (iii) any exercise of any discretion or power by the Company or the Depositary concerning the Limitation shall be final and conclusive and binding upon each Owner.

(b)

In order to assist the Depositary in determining the maximum number of Shares which may be deposited hereunder from time to time without being deemed to be Foreign-held Shares in excess of the Limitation ("Excess Shares"), whenever there is a change in the Limitation, the Company agrees to cause to be provided to the Depositary, written notification of the Limitation then in effect and the number of Ordinary Shares outstanding on the date of such notification.  Furthermore, upon the Depositary's written request, the Company agrees to cause to be provided to the Depositary, the number of Foreign-held Shares recorded, not earlier than as of the close of business on the previous business day, on the foreign register maintained by the Company in accordance with its Articles of Association.

(c)

In order to reduce the likelihood that Excess Shares will be deposited hereunder (or for any other reason), the Depositary may at any time, and upon direction from the Company shall, refuse to issue further Receipts and to accept any further deposits of Shares until it determines that it may accept further deposits of Shares. The Depositary shall notify the Company of any such refusal, and shall not commence the acceptance of further deposits thereafter except upon the written consent of the Company.

(d)

If the Depositary receives a notice ("Limitation Notice") from the Company stating that the Depositary holds Excess Shares and that the Company requires the transfer of such Excess Shares to another person so that such Excess Shares will cease to be Foreign-held Shares, then paragraph (f) of this Section shall apply.

(e)

In this Section "Depositor" means the person or persons that have deposited Excess Shares hereunder as determined in accordance with the next sentence of this paragraph (e).  The Depositary in its sole discretion shall identify each Depositor and determine to what extent the Depositary has issued Receipts in connection with the deposit of Excess Shares.  Such identification and determination shall (to the extent practicable) be made on the basis of the most recently received deposit or deposits of Shares and the resulting issuance of Receipts, as recorded on the books and records of the Depositary.

(f)

Following the receipt of a Limitation Notice and identification of each Depositor in accordance with paragraph (e) above, the Depositary shall, as soon as reasonably practicable, determine the number of Excess Shares attributable to each Depositor ("Attributable Excess Shares").  Thereafter the Depositary shall immediately:

(i)

Refuse to register any transfer of a Receipt registered in the name of each Depositor which the Depositary has determined evidences Excess Shares.

(ii)

Refuse to exercise its right to vote the Excess Shares evidenced by Receipts registered in the name of each Depositor.

(iii)

Notify each Depositor in writing of the number of such Depositor's Attributable Excess Shares and request that each Depositor deliver Receipts evidencing such Attributable Excess Shares to the Depositary for cancellation within fifteen days of the date of such notice to the Depositor (or such longer period as may be agreed by the Depositary and the Company).  Upon receipt of such Receipt or Receipts, the Depositary, as agent of the Depositor, shall cancel such Receipt or Receipts ("Cancelled Receipts"), sell the Excess Shares which are evidenced by such Cancelled Receipts on the London Stock Exchange, and remit the proceeds of the sale to the Depositor, net of the Depositary's cancellation fees and any out-of-pocket expenses incurred by the Depositary in connection therewith.

In the event that each Depositor does not deliver Receipts evidencing the number of such Depositor's Attributable Excess Shares for cancellation within fifteen days (or such longer period as may be agreed by the Depositary and the Company) as requested in the notice sent by the Depositary, the Depositary, as agent for the Company, shall:

(a)

If such Depositor has any Receipt or Receipts registered in its name, (i) cancel such Receipt or Receipts in inverse order of time of issue (to the extent necessary so that the number of Shares represented by Cancelled Receipts equals or exceeds the number of such Depositors' Attributable Excess Shares) and (ii) issue a new Receipt in such Depositor's name evidencing a number of Shares equal to the excess, if any, of (A) the aggregate number of Shares evidenced by the Cancelled Receipts over (B) the number of Attributable Excess Shares pursuant to the first sentence of this paragraph (f) above.

(b)

If and to the extent that the number of such Depositor's Attributable Excess Shares exceeds the number of Shares represented by Cancelled Receipts, purchase, for the account and at the expense of such Depositor, Receipts ("Purchased Receipts") evidencing the number of outstanding Attributable Excess Shares and cancel such Purchased Receipts;

(c)

sell the Excess Shares which are evidenced by such Cancelled Receipts or Purchased Receipts, as the case may be, on the London Stock Exchange;

(d)

credit to such Depositor the proceeds of such sales, net of the purchase price of such Purchased Receipts and the Depositary's cancellation fees for such Cancelled and Purchased Receipts and any out-of-pocket expenses incurred by the Depositary in connection with such sale.

Notwithstanding any provision to the contrary in this paragraph (f), upon withdrawal of a Limitation Notice and receipt of written consent by the Company, the Depositary shall discontinue any actions taken pursuant to this paragraph (f), with respect to such Limitation Notice.

(g)

If as a result of taking any action described in paragraph (f) hereof, there exists a deficit in any Depositor's account not promptly reimbursed by such Depositor to the Depositary, the Company agrees that Section 5.8 of the Deposit Agreement shall apply with respect to such unreimbursed deficit.

(h)

At the Company's expense, the Depositary will cooperate in forwarding to Owners, Depositors or to the Company, as the case may be, communications relating to the application of the provisions of Section 3.04 of the Deposit Agreement.

(i)

Subject to Sections 5.02 and 5.03 of the Deposit Agreement, neither the Company nor the Depositary shall be subject to any liability to any Owner by reason of the Depositary's failure to take action described in Section 3.4(c) of the Deposit Agreement or by reason of any determination by the Company described in said Section 3.04(c) of the Deposit Agreement.

(j)

The provisions of Section 3.04 of the Deposit Agreement (other than those set forth in Section 3.04(c) of the Deposit Agreement) shall only be applicable to the extent that Shares held by the Depositary hereunder are deemed to be Foreign-held Shares in accordance with the Company's Articles of Association.

(k)

The Depositary shall enter into written agreements with each person depositing Shares hereunder such that each such person shall be bound by the provisions of Section 3.4 of the Deposit Agreement.

10.

DISCLOSURE OF INTERESTS.  Notwithstanding any other provision of the Deposit Agreement and without prejudice to the disclosure obligations in respect of the Shares contained in the Companies Act 1985 and any other applicable law or which may be contained in the Memorandum and Articles of Association of the Company and the remedies of the Company for non-compliance therewith, each Owner agrees to comply with requests from the Company or the Depositary which are made under relevant legislation to provide information, inter alia, as to the capacity in which such Owner owns Receipts and regarding the identity of any other person having an interest in such Receipts and the nature of such interest and shall forfeit the right to direct the voting of Shares as to which compliance is not made, all as if such Receipts were to the extent practicable the Shares represented thereby, and the Depositary agrees to use its reasonable efforts to comply with any instructions received from the Company requesting that the Depositary take the reasonable actions specified therein to obtain such information.

11.

TITLE TO RECEIPTS.  Title to this Receipt when properly endorsed or accompanied by properly executed instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument, provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes.

12.

VALIDITY OF RECEIPT.  This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory or, if a Registrar shall have been appointed, by the manual signature of a duly authorized officer of the Registrar.

13.

REPORTS; INSPECTION OF TRANSFER BOOKS.  The Company publishes information in English required to maintain the exemption from registration under Rule 12g3-2(b) under the Securities Exchange Act of 1934 on its Internet web site or through an electronic information delivery system generally available to the public in its primary trading market.  The Company's Internet web site address is www.ir.rolls-royce.com.

The Depositary will, unless otherwise instructed by the Company, make available for inspection by Owners of Receipts at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary will also send to Owners of Receipts copies of such reports when furnished by the Company pursuant to the Deposit Agreement.

The Depositary will keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts, provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

14.

DIVIDENDS AND DISTRIBUTIONS.  Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, convert such dividend or distribution into dollars and will distribute the amount thus received to the Owners of Receipts entitled thereto, provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owners of Receipts for American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

Whenever the Depositary receives any distribution other than cash or Shares upon any Deposited Securities, the Depositary will cause the securities or property received by it to be distributed to the Owners of Receipts entitled thereto, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale, at public or private sale, of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash.

If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may and shall if the Company shall so request, (i) distribute to the Owners entitled thereto, in proportion to the number of American Depositary Shares held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, each such Depositary Receipt to represent the same number of Shares as theretofore; (ii) cause each outstanding Depositary Share thenceforth to represent, in addition, the Shares distributed upon the Deposited Securities represented thereby; or (iii) adjust, effective on the record date fixed pursuant to the Deposit Agreement for the payment of such dividend or free distribution, the number of Shares represented by each Depositary Share, and distribute to the Owners entitled thereto additional Receipts so that, after giving effect to such distribution, such Owner shall hold Receipts for the number of American Depositary Shares representing the number of Shares equal to the sum of (a) the number of Shares represented by American Depositary Shares theretofore held by such Owner and (b) the number of Shares constituting the dividend or free distribution with respect to such Shares.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes, at public or private sale, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes to the Owners of Receipts entitled thereto.

15.  RIGHTS.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for or acquire additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available in Dollars to such Owners; provided, however, that the Depositary will not make rights available to the holders of deposited Securities if so requested by the Company and will, if requested by the Company, take action as follows: (i) if at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, by means of warrants or otherwise the Depositary shall distribute, to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Owners; or, (ii) if the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to certain Owners, (but not to other Owners) it may sell the rights or warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise.  The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible or not lawful or feasible to make such rights available to Owners in general or any Owner or Owners in particular.  If by the terms of such rights offering or, for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.

If an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.  Upon instruction pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received in exercise of the rights, and upon payment of the fees of the Depositary as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver to such Owner Restricted Receipts.

If and to the extent that the filing or effectiveness of a registration statement under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Company to offer such rights to Owners and sell the securities represented by such rights, the Depositary will not offer such rights to the Owners unless and until such a registration statement is filed or effective, as the case may be.

16.

RECORD DATES.  Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each Depositary Share or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary will fix a record date for the determination of the Owners of Receipts who will be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or for fixing the date on or after which each Depositary Share will represent the changed number of Shares and shall give notice of the record date to the Company prior to such date, subject to the provisions of the Deposit Agreement.

17.

VOTING OF DEPOSITED SECURITIES.  Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, unless otherwise requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners of Receipts a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting, (b) a statement that the Owners of Receipts as of the close of business on a specified record date will be entitled, subject to any applicable provision of law and of the Articles of Association of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given (including an express indication that instructions may be given or be deemed given in accordance with the next to last sentence of this Article if no instruction is received).  Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor in so far as practicable to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such Receipt in accordance with the instructions set forth in such request.  If no instructions are received by the Depositary from any Owner with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Owner's Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities.  Until further written notification by the Company to the Depositary, the Company hereby designates the Chairman of the Company to receive the discretionary proxies.

18.

CHANGES AFFECTING DEPOSITED SECURITIES.  In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

19.

LIABILITY OF THE COMPANY AND DEPOSITARY.  Neither the Depositary nor the Company nor any of their respective directors, employees, agents or Affiliates shall incur any liability to any Owner or holder of any Receipt, if by reason of any provision of any present or future law or regulation of the United States or any country, or of any other governmental or regulatory authority (including without limitation, any stock exchange) in the United States, the United Kingdom or elsewhere, or by reason of any provision, present or future, of the Articles of Association or similar constituent document of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Owner or holder of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement, or for the inability of any Owner or holder to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Owners or holders, or for any special, consequential or punitive damages for any breach of the terms of the Deposit Agreement.  Where, by the terms of a distribution pursuant to Sections 4.01, 4.02, or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit agreement, or for any other reason, such distribution or offering may not be made available to Owners of Receipts, and the Depositary may  not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.  Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to any owner or holder of any receipt, other than that they agree to perform such duties as are specifically set forth in the Deposit Agreement without negligence or bad faith.  The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities.  Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.  Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which potential liability arises the Depositary exercised its best judgment and good faith while it acted as Depositary.  The Depositary may own and deal in any class of securities of the Company and its Affiliates and in Receipts.  The Company agrees to indemnify the Depositary, its directors, employees, agents and Affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (subject, as to certain expenses, to Section 5.09 of the Deposit Agreement) which may arise out of (a) any registration with the Commission of American Depositary Shares or Deposited Securities or the offer or sale thereof in the United States or (b) acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified, or supplemented from time to time, (i) by either the Depositary or a Custodian, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its agents.  No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

20.

RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.  The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint a substitute or additional custodian or custodians.

21.

AMENDMENT.  The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the execution and delivery of Receipts and taxes and other governmental charges), or which shall otherwise prejudice any substantial then existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

22.

TERMINATION OF DEPOSIT AGREEMENT.  The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary.  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities evidenced by Receipts which have not theretofore been surrendered and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, without liability for interest, for the pro rata benefit of the Owners of Receipts.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash.  Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

23.  COMPLIANCE WITH U.S. SECURITIES LAWS. Notwithstanding any provisions in this Receipt or the Deposit Agreement to the contrary, the Company and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement or the Receipt to prevent the withdrawal or delivery of Deposited Securities in a manner which would not comply with Section I A(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

24.

UNCERTIFICATED AMERICAN AMERICAN DEPOSITARY SHARES; DTC DIRECT REGISTRATION SYSTEM. Notwithstanding anything to the contrary in the Deposit Agreement:

(a)

American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities. American Depositary Shares shall be uncertificated securities except (i) American Depositary Shares evidenced by Receipts that were outstanding prior to the date of this Deposit Agreement until those Receipts are surrendered for any purpose, (ii) for so long as DTC requires, American Depositary Shares registered in the name of a nominee of DTC and (iii) that at any time, American Depositary Shares that the Depositary or the Company determines should be legended because of applicable restrictions on transfer may be certificated securities evidenced by Receipts that are substantially in the form set forth in this Receipt, with appropriate insertions, modifications or omissions, as hereinafter provided. The form of Receipt annexed as Exhibit A to the Deposit Agreement summarizes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares.  Except for those provisions of the Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of the Deposit Agreement shall apply, mutatis mutandis, to both certificated and uncertificated American Depositary Shares.

(b)

(i)

The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery, evidencing American Depositary Shares registered in the name requested by that person,  (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and  mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts.

(ii)

The term “surrender”, when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt or (C) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares.

(c)

American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York.

(d)

The Depositary shall have a duty to register a transfer, in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below).  The Depositary, upon surrender of a Receipt for the purpose of exchanging it for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging them for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

(e)

Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(f)

(i)  The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto.  Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii)  In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (i) above has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 of the Deposit Agreement shall apply to the matters arising from the use of the DRS.  The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

25.

SUBMISSION TO JURISDICTION; JURY TRIAL WAIVER.  Except as prohibited by the laws of England and Wales or the Articles of the Company, in the Deposit Agreement, the Company has (i) appointed Corporation Service Company (CSC), 80 State Street, 6th Floor, Albany, New York 12207-2543, as the Company's authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, (ii) consented and submitted to the jurisdiction of any state or federal court in the Borough of Manhattan, the City of New York, in which any such suit or proceeding may be instituted, and (iii) agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.

EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH OWNER AND HOLDER) THEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE COMPANY AND/OR THE DEPOSITARY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF, INCLUDING WITHOUT LIMITATION ANY QUESTION REGARDING EXISTENCE, VALIDITY OR TERMINATION (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

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